UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2017 (October 5, 2017)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last
Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 5, 2017, Sierra Timeshare Conduit Receivables Funding III, LLC (the “Issuer”), an indirect, wholly-owned subsidiary of Wyndham Worldwide Corporation, entered into a timeshare loan-backed variable funding note purchase facility, Series 2017-A (the “Facility”).  The terms of the Facility are governed by an Indenture and Servicing Agreement, dated as of October 5, 2017, by and among the Issuer, Wyndham Consumer Finance, Inc., as Servicer, Wells Fargo Bank, National Association, as Trustee and U.S. Bank National Association, as Collateral Agent (the “Indenture”).

Under the Indenture, the Issuer can issue, from time to time, timeshare loan-backed variable funding notes in a maximum principal amount of $750 million.  The facility bears interest based on variable commercial paper rates plus a spread or the LIBOR rate plus a spread.  The Facility provides for a 15 month commitment period followed by a 12 month amortization period.

Certain of the participants in the Facility, the Trustee and the Collateral Agent, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries, for which they have received, and will receive, customary fees and expenses.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: October 10, 2017	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer